Exhibit 99.1

ConvergeOne Announces Fourth Quarter and Full Year 2017 Financial Results

Fourth quarter 2017 revenue of $299.2 million, Full Year 2017 revenue of $918.9 million

Provides 2018 Financial Outlook

Board of Directors authorizes annual cash dividend of $0.08 per share

EAGAN, Minn., March 20, 2018 — ConvergeOne Holdings, Inc. (NASDAQ: CVON, CVONW) (“ConvergeOne” or the “Company”), a leading global IT services provider of collaboration and technology solutions, today announced financial results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter 2017 Highlights:

•	Total revenue of $299.2 million.

•	Total Services revenue of $161.3 million. Services revenue accounted for 53.9% of total revenue.

•	Collaboration revenue of $199.7 million. Collaboration revenue accounted for 66.7% of total revenue.

•	GAAP net income of $5.2 million.

•	Adjusted EBITDA per credit agreement of $31.7 million, an increase of 24.5% year-over-year.

•	Adjusted net income of $17.6 million, an increase of 67.0% year-over-year.

Full Year 2017 Highlights:

•	Total revenue of $918.9 million.

•	Total Services revenue of $465.8 million. Services revenue accounted for 50.7% of total revenue.

•	Collaboration revenue of $609.7 million. Collaboration revenue accounted for 66.4% of total revenue.

•	GAAP net loss of $(8.0) million, including $14.1 million of transaction-related expenses.

•	Adjusted EBITDA per credit agreement of $138.5 million, an increase of 57.9% year-over-year.

•	Adjusted net income of $35.1 million, an increase of 1.9% year-over-year.

“We are pleased to report solid fourth quarter and full year 2017 financial results and excited to begin a new chapter as a publicly traded company. Our 2017 performance reflects strong execution against our growth initiatives, including the successful completion of four strategic acquisitions, which have further strengthened our position as a leader in the Collaboration and Digital Transformation solutions market,” said John A. McKenna Jr., Chairman and CEO, ConvergeOne. “Looking to 2018 and beyond, we are excited about the breadth of opportunities available to us to continue to expand our business and build long-term shareholder value.”

McKenna continued, “ConvergeOne’s decision to initiate a dividend demonstrates confidence in our growth prospects and our cash generation capabilities. Our announcement also reinforces our commitment to deliver value to our shareholders, while we also continue to invest for future growth.”

Fourth Quarter 2017 Financial Results

•	Total Revenue for the quarter ended December 31, 2017 was $299.2 million compared to $210.5 million in the fourth quarter of 2016.

•	Services revenue for the fourth quarter of 2017 was $161.3 million.

•	Technology Offerings revenue for the fourth quarter of 2017 was $137.9 million.

•	Gross Profit for the quarter ended December 31, 2017 was $92.5 million compared to $69.0 million in the fourth quarter of 2016. Gross margin for the fourth quarter of 2017 was 30.9% compared to 32.8% for the fourth quarter of 2016.

•	Services gross profit was $57.3 million for the fourth quarter of 2017.

•	Technology Offerings gross profit was $35.2 million for the fourth quarter of 2017.

•	GAAP net income for the quarter ended December 31, 2017 was $5.2 million, an increase of 138.7% compared to $2.2 million in the fourth quarter of 2016.

•	Adjusted EBITDA per credit agreement for the quarter ended December 31, 2017 was $31.7 million, an increase of 24.5% compared to Adjusted EBITDA per credit agreement of $25.5 million in the fourth quarter of 2016.

•	Adjusted net income for the quarter ended December 31, 2017 was $17.6 million, an increase of 67.0% compared to $10.6 million in the fourth quarter of 2016.

•	Cash provided by operating activities for the fourth quarter of 2017 was $1.3 million, and capital expenditures totaled $2.3 million, compared with $12.3 million and $2.5 million, respectively, for the fourth quarter of 2016.

Full Year 2017 Financial Results

•	Total Revenue for the year ended December 31, 2017 was $918.9 million compared to $815.6 million in 2016.

•	Services revenue for full year 2017 was $465.8 million. Revenue growth was primarily driven by growth of our managed, cloud, and maintenance services due to new contracts as well as additional revenue from the acquisitions.

•	Technology Offerings revenue for full year 2017 was $453.1 million. Revenue growth was primarily driven by additional revenue from the acquisitions, offset by the negative impact of Avaya, Inc.’s bankruptcy filing in January 2017, which caused some clients to delay collaboration technology offerings purchasing decisions as Avaya worked through their bankruptcy. Avaya emerged from bankruptcy in December 2017.

•	Gross Profit for the year ended December 31, 2017 was $274.5 million compared to $249.2 million in 2016. Gross margin for full year 2017 was 29.9%, compared with 30.6% in 2016.

•	Services gross profit was $169.8 million for full year 2017. Services gross margin was 36.5% compared to 37.9% in 2016. Services gross margin decreased primarily due to changes in collaboration services mix.

•	Technology Offerings gross profit was $104.7 million for full year 2017, compared to $106.7 million for 2016. Technology Offerings gross margin was 23.1% compared to 24.3% in 2016. Technology Offerings gross margin decreased primarily due to a shift in product mix from collaboration to enterprise, networking, data center, cloud, and security solutions.

•	GAAP net loss for the year ended December 31, 2017 was $(8.0) million, compared with net income of $8.3 million for 2016. GAAP net loss for full year 2017 includes $14.1 million of transaction costs primarily related to the four acquisitions, as well as the business combination of Forum and ConvergeOne, compared with $6.1 million of transaction costs incurred in 2016.

•	Adjusted EBITDA per credit agreement for the year ended December 31, 2017 was $138.5 million, an increase of 57.9% compared to Adjusted EBITDA per credit agreement of $87.7 million in 2016.

•	Adjusted net income for the year ended December 31, 2017 was $35.1 million, an increase of 1.9% compared to $34.5 million in 2016.

•	Cash used in operating activities for the year ended December 31, 2017 was $6.5 million, and capital expenditures totaled $9.5 million, compared to cash provided by operating activities of $22.9 million and capital expenditures of $9.3 million in 2016. The year-over-year change in cash from operating activities was primarily driven by the net loss incurred in 2017 as well as working capital changes.

Balance Sheet and Liquidity

•	At December 31, 2017, ConvergeOne had $13.5 million in cash, compared to $9.6 million at the end of 2016. Total debt outstanding at December 31, 2017 was $582.3 million, compared to $404.1 million as the end of 2016.

Dividend

•	On March 13, 2018, ConvergeOne’s Board of Directors authorized the initiation of an annual cash dividend of $0.08 to its stockholders to be paid quarterly. The Company intends to start declaring such dividend in Q2 2018. The Company expects to maintain a program of paying dividends on a quarterly basis. However, the declaration and payment of any future dividends will be subject to the discretion of the ConvergeOne Board of Directors, who will evaluate the Company’s dividend program from time to time based on factors that it deems relevant.

2018 Financial Expectations

ConvergeOne management has provided the following full year 2018 financial outlook:

•	Revenue is expected to be in the range of $1,450 to $1,550 million.

•	Gross profit margin is expected to be in the range of 29.5% to 30.5%.

•	Adjusted EBITDA per credit agreement is expected in the range of $155 to $165 million.

•	Adjusted Net Income is expected to be in the range of $70 to $78 million.

•	Adjusted diluted EPS is expected to be in the range of $.98 to $1.08 based on 72.5 million weighted average shares outstanding.

About ConvergeOne

Founded in 1993, ConvergeOne is a leading global IT services provider of collaboration and technology solutions for large and medium enterprises with decades of experience assisting customers to transform their digital infrastructure and realize a return on investment. Over 7,200 enterprise and mid-market customers trust ConvergeOne with collaboration, enterprise networking, data center, cloud and security solutions to achieve business outcomes. Our investments in cloud infrastructure and managed services provide transformational opportunities for customers to achieve financial and operational benefits with leading technologies. ConvergeOne has partnerships with more than 300 global industry leaders, including Avaya, Cisco, IBM, Genesys and Microsoft to customize specific business outcomes. We deliver solutions with a full lifecycle approach including strategy, design and implementation with professional, managed and support services. ConvergeOne holds more than 2,100 technical certifications across hundreds of engineers throughout North America including three Customer Success Centers. More information is available at www.convergeone.com.

Forward Looking Statements

This press release includes “forward-looking statements” regarding ConvergeOne, its financial condition and its results of operations that reflect ConvergeOne’s current views and information currently available. This information is, where applicable, based on estimates, assumptions and analysis that ConvergeOne believes, as of the date hereof, provide a reasonable basis for the information contained herein. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “aim”, “estimate”, “target”, “anticipate”, “believe”, “continue”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding ConvergeOne’s plans, strategies, objectives, targets and expected financial performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside the control of Forum, ConvergeOne and their respective officers, employees, agents or associates. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) ConvergeOne’s ability to recognize the anticipated benefits of the business combination of Forum Merger Corporation and ConvergeOne, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (2) costs related to the business combination; (3) changes in applicable laws or regulations; (4) the possibility that ConvergeOne may be adversely affected by other economic, business, and/or competitive factors; (5) ConvergeOne’s ability to identify and integrate acquisitions and achieve expected synergies and operating efficiencies in connection with acquired businesses; and (6) other risks and uncertainties indicated from time to time in the final prospectus of Forum, including those under “Risk Factors” therein, and other documents filed or to be filed with the Securities and Exchange Commission (“SEC”) by ConvergeOne.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those vary from forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information, cost savings, synergies and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information herein speaks only as of (1) the date hereof, in the case of information about ConvergeOne, or (2) the date of such information, in the case of information from persons other than ConvergeOne. ConvergeOne undertakes no duty to update or revise the information contained herein. Forecasts and estimates regarding ConvergeOne’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release in accordance with accounting principles generally accepted in the United States (“GAAP”), ConvergeOne also presents the following non-GAAP measures of financial performance: Adjusted EBITDA, Adjusted EBITDA per credit agreement, Adjusted net income, and Adjusted earnings per share (“EPS”).

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented: Adjusted EBITDA, Adjusted EBITDA per credit agreement, Adjusted net income, and Adjusted earnings per share (“EPS”) as non-GAAP financial measures in this press release. The Company defines adjusted EBITDA as net income (loss) plus (a) total depreciation and amortization, (b) interest expense and other, net, and (c) income tax expense, as further adjusted to eliminate non-cash stock-based compensation expense, acquisition accounting adjustments, transaction costs, and other one-time nonrecurring costs. The Company defines Adjusted EBITDA per credit agreement as Adjusted EBITDA plus (a) Board of Directors related expenses (b) one time and non-recurring process & efficiency improvements, (c) Pro Forma synergies, and (d) EBITDA per acquisition. The Company defines Adjusted net income as net income (loss) adjusted to exclude (a) amortization of acquisition-related intangible assets, (b) amortization of debt issuance costs, (c) non-cash share-based compensation expense, (d) costs related to debt refinancing, (e) acquisition accounting adjustments, (f) transaction costs, (g) other costs, and (h) the income tax impact associated with the foregoing items. The Company defines Adjusted diluted EPS as Adjusted net income divided by weighted shares outstanding.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company’s core operations or do not require a cash outlay, such as stock-based compensation. ConvergeOne management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

The Company has not reconciled its Adjusted EBITDA per credit agreement and Adjusted Net Income 2018 outlook to GAAP net income, or its Adjusted diluted EPS 2018 outlook to GAAP EPS, because the reconciling items between such GAAP and Non-GAAP financial measures cannot be reasonably predicted or accurately forecasted due to the uncertain of timing and the magnitude of the reconciling items, and therefore, is not available without unreasonable effort.

ConvergeOne Holdings, Inc.

Condensed Consolidated Balance Sheets

(In thousands except per share amounts, audited)

	As of
	December 31,
	2017	2016
Assets
Current Assets
Cash	$13,475	$9,632
Trade accounts receivable, less allowances	289,236	180,160
Inventories	14,717	12,127
Prepaid expenses and other current assets	9,294	3,373
Deferred customer support contract costs	35,151	19,779
Income tax receivable	10,576	—

Total current assets	372,449	225,071

Other Assets
Goodwill	331,456	258,570
Finite-life intangibles, net	173,642	134,620
Property and equipment, net	36,659	15,355
Deferred customer support contract costs, noncurrent	3,915	805
Non-current income tax receivable	2,620	—
Deferred offering costs	—	1,839

Total other assets	548,292	411,189

Total assets	$920,741	$636,260

Liabilities and Stockholders’ Equity
Current Liabilities
Current maturities of long-term debt	$5,652	$3,324
Accounts payable	157,778	95,824
Customer deposits	22,498	14,144
Accrued compensation	34,522	23,382
Accrued other	27,362	11,101
Income tax payable	—	4,151
Deferred revenue	68,127	41,876

Total current liabilities	315,939	193,802

Long-Term Liabilities
Long-term debt, net of debt issuance costs and current maturities	566,424	388,964
Deferred income taxes	18,056	37,841
Long-term income tax payable	1,563	1,567
Deferred revenue and other long-term liabilities	13,118	1,326

Total long-term liabilities	599,161	429,698

Commitments and Contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; 106,000,000 shares authorized; 89,766,294 shares issued and outstanding as of December 31, 2017; 89,862,276 shares issued and outstanding as of December 31, 2016	9	9
Class B convertible common stock, $0.0001 par value; 16,000,000 nonvoting shares authorized; 14,830,683 nonvoting shares issued and outstanding as of December 31, 2017; 14,701,748 nonvoting shares issued and outstanding as of December 31, 2016	1	1
Subscription receivable from related party	(1,805)	—
Additional paid-in capital	13,459	10,367
(Accumulated deficit) retained earnings	(6,023)	2,383

Total stockholders’ equity	5,641	12,760

Total liabilities and stockholders’ equity	$920,741	$636,260

ConvergeOne Holdings, Inc.

Consolidated Statements of Income (Loss)

(In thousands except per share amounts, audited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(unaudited)
Revenue
Technology offerings	$137,905	$106,565	$453,106	$439,804
Services	161,321	103,963	465,820	375,805

Total revenue	299,226	210,528	918,926	815,609

Cost of revenue
Technology offerings	102,698	78,549	348,430	333,082
Services	104,046	63,010	296,011	233,283

Total cost of revenue	206,744	141,559	644,441	566,365

Gross profit
Technology offerings	35,207	28,016	104,676	106,722
Services	57,275	40,953	169,809	142,522

Total gross profit	92,482	68,969	274,485	249,244

Operating expenses
Sales and marketing	45,565	34,734	139,469	128,733
General and administrative	24,379	10,182	61,367	40,262
Transaction costs	8,115	918	14,071	6,055
Depreciation and amortization	11,796	6,995	34,908	27,692

Total operating expenses	89,855	52,829	249,815	202,742

Operating income	2,627	16,140	24,670	46,502
Other (income) expense
Interest income	(54)	(5)	(105)	(11)
Interest expense	10,504	12,609	52,057	31,438
Other expense, net	38	9	87	10

Interest expense and other, net	10,488	12,613	52,039	31,437

(Loss) income before income taxes	(7,861)	3,527	(27,369)	15,065
Income tax (benefit) expense	(13,025)	1,364	(19,348)	6,716

Net (loss) income	$5,164	$2,163	$(8,021)	$8,349

Net (loss) income per share attributable to Class A common stockholders, basic and diluted	$0.06	$0.03	$(0.09)	$0.09

Cash dividends per share of Class A common stock	$—	$1.00	$—	$1.00

Weighted-average Class A common shares outstanding, basic and diluted	89,766	89,862	89,778	89,862

ConvergeOne Holdings, Inc.

Consolidated Statements of Cash Flows

(In thousands, audited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(unaudited)
Cash Flows from Operating Activities
Net income (loss)	$5,164	$2,163	$(8,021)	$8,349
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	3,594	1,807	9,927	6,114
Amortization of finite-life intangibles	8,556	5,630	26,445	22,456
Deferred income taxes	(4,020)	43	(8,011)	(4,065)
Amortization of debt issuance costs	390	818	2,596	2,412
Loss on extinguishment of debt	—	2,747	13,638	2,747
Stock-based compensation expense	766	173	1,287	1,057
Other	3,574	38	2,383	17
Changes in assets and liabilities, net of business acquisitions in 2017:
Trade accounts receivable	(33,041)	(7,338)	(38,661)	(5,536)
Inventories	5,437	1,464	9,913	(780)
Prepaid expenses, deferred customer support contract costs and other	(12,315)	(4,993)	(3,576)	(1,490)
Income tax receivable	(11,410)	—	(11,408)	17
Accounts payable and accrued expenses	14,468	8,051	(7,558)	(11,112)
Customer deposits	1,432	(1,335)	(1,090)	920
Income tax payable	2,365	(2,585)	(4,253)	(257)
Deferred revenue and other long-term liabilities	16,344	5,621	9,865	2,007

Net cash provided by (used in) operating activities	1,304	12,304	(6,524)	22,856

Cash Flows from Investing Activities
Purchases of property and equipment	(2,263)	(2,513)	(9,514)	(9,272)
Acquisitions of businesses, net of cash acquired	(45,381)	—	(142,925)	247

Net cash used in investing activities	(47,644)	(2,513)	(152,439)	(9,025)

Cash Flows from Financing Activities
Proceeds from term notes, less discount	59,850	88,650	569,988	88,650
Dividends paid	—	(89,862)	—	(89,862)
Proceeds from revolving credit agreement	30,000	5,000	114,000	42,000
Repayment of revolving credit agreement	(36,000)	(5,000)	(94,000)	(52,000)
Repurchase of common stock	—	—	(385)	—
Payment of deferred financing costs	(117)	(3,966)	(6,630)	(3,966)
Payment of extinguishment charges	—	(1,470)	(3,353)	(1,470)
Deferred offering costs	—	(224)	—	(224)
Payment on long-term debt	(1,601)	(831)	(416,814)	(2,634)

Net cash provided by (used in) financing activities	52,132	(7,703)	162,806	(19,506)

Net increase (decrease) in cash	5,792	2,088	3,843	(5,675)
Cash
Beginning	7,683	7,544	9,632	15,307

Ending	$13,475	$9,632	$13,475	$9,632

ConvergeOne Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2017	2016	2017	2016
Adjusted EBITDA Reconciliation:
Net Income	$5,164	$2,163	$(8,021)	$8,349
Total depreciation and amortization (a)	12,149	7,437	36,373	28,570
Interest expense and other, net	10,488	12,614	52,039	31,437
Income tax (benefit) expense	(13,025)	1,364	(19,348)	6,716

EBITDA	14,776	23,578	61,043	75,072
Adjustments:
Share-based compensation expense	767	173	1,287	1,057
Purchase accounting adjustments (b)	328	(14)	2,982	(457)
Transaction costs (c)	8,116	918	14,071	6,055
Other (d)	523	433	3,185	2,058

Adjusted EBITDA	24,510	25,088	82,568	83,785
Additional Adjustments:
Board of Directors related expense	47	92	(151)	540
One time and non-recurring process & efficiency improvements (e)	2,416	134	6,368	1,060
Pro Forma synergies (f)	3,276	191	7,643	2,357
EBITDA per acquisition (g)	1,498	—	42,083	—

Adjusted EBITDA per Credit Agreement	$31,747	$25,505	$138,511	$87,742

(a)	Depreciation and amortization equals the sum of depreciation and amortization included in total operating expenses and depreciation and amortization included in total cost of revenue.
(b)	Acquisition accounting adjustments include charges associated with non-cash acquisition accounting fair value adjustments to deferred revenue and deferred customer support costs.
(c)	Transaction costs of $6.1 million for 2016 include acquisition-related expenses of $1.1 million related to employee retention bonuses, $0.7 million related to transaction-related professional fees and expenses, including legal, accounting, tax, and advisory fees, and $4.3 million of one-time acquisition-related integration costs. Transaction costs of $14.1 million for 2017 include acquisition-related expenses of $6.5 million related to transaction-related professional fees and expenses, including legal, accounting, tax, and advisory fees, and $7.6 million of one-time acquisition-related integration costs.
(d)	Other costs of $2.1 million for 2016 include $0.5 million related to one-time severance and related legal expenses, $1.5 million related to payments to Clearlake for advisory and consulting services pursuant to its management and monitoring services agreement (this agreement was terminated in February 2018), and $0.1 million payments to certain members of our board of directors for their services. Other costs of $3.2 million for 2017 include expenses of $1.4 million related to one-time severance and related legal expenses and $1.8 million related to payments to Clearlake for advisory and consulting services pursuant to its management and monitoring services agreement (this agreement was terminated in February 2018).
(e)	One time and non-recurring process and efficiency improvements of $1.1 million in 2016 include: $0.3 million of CRM upgrade expenses, $0.3 million of SOC 2 Readiness testing and $0.5 million of other costs including rebranding and ADP implementation. 2017 costs include $4.1 million of Cloud product development activities related to the launch of our Cloud platforms, $1.4 million related to strategic initiatives and $0.9 million related to rating agency fees.
(f)	Pro Forma synergies represent unrealized cost synergies of acquired companies post-close.
(g)	EBITDA per acquisition is the acquired companies EBITDA prior to the company’s ownership.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Adjusted Net Income Reconciliation:
Net Income (loss)	$5,164	$2,163	$(8,021)	$8,349
Adjustments:
Amortization of intangible assets	8,554	5,630	26,445	22,456
Amortization of debt issuance costs	391	817	2,596	2,412
Costs related to debt refinancing	804	4,486	15,997	4,486
Share-based compensation expense	766	173	1,287	1,057
Purchase accounting adjustments	328	(14)	2,982	(457)
Transaction costs	8,116	918	14,071	6,055
Other costs	524	433	3,185	2,058
Income tax impact of adjustments	(6,999)	(4,041)	(23,409)	(11,928)

Total adjustments	12,485	8,402	43,154	26,139

Adjusted Net Income	$17,648	$10,566	$35,133	$34,488

Contacts:

Media Contacts:

Scott Clark

Vice President, Marketing, ConvergeOne

651.393.3957

sclark@convergeone.com

Investor Relations:

William Maina

ICR for ConvergeOne

646.277.1236

investor@convergeone.com